Exhibit 11

MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount

	For the Six Months Ended June 30, 2001

Net loss applicable to common shareholders	$(7,328,797)

Basic EPS

Loss applicable to shareholders		8,512,178	$(0.86)

Effect of Dilutive Securities

Options		660

Diluted EPS

Loss applicable to shareholders		8,512,838	$(0.86)

	For the Six Months Ended June 30, 2000

Net income applicable to common shareholders	$1,018,772

Basic EPS

Income applicable to shareholders		8,511,659	$0.12

Effect of Dilutive Securities

Options		—

Diluted EPS

Income applicable to shareholders		8,511,659	$0.12

Exhibit 11

MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount

	For the Quarter Ended June 30, 2001

Net loss applicable to common shareholders	$(7,482,171)

Basic EPS

Loss applicable to shareholders		8,512,194	$(0.88)

Effect of Dilutive Securities

Options		—

Diluted EPS

Loss applicable to shareholders		8,512,194	$(0.88)

	For the Quarter Ended June 30, 2000

Net income applicable to common shareholders	$914,173

Basic EPS

Income applicable to shareholders		8,511,633	$0.11

Effect of Dilutive Securities

Options		—

Diluted EPS

Income applicable to shareholders		8,511,633	$0.11